UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2012

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 12, 2012, Sanchez Energy Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with RBC Capital Markets, LLC, as representative of the several initial purchasers named in the Purchase Agreement, in connection with the Company’s private placement of 3,000,000 shares (including 500,000 shares of Convertible Preferred Stock (as defined below) issued pursuant to the exercise of the initial purchasers’ option to cover over-allotments) of the Company’s 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A, par value $0.01 per share and liquidation preference of $50 per share (the “Convertible Preferred Stock”).

The Purchase Agreement provides for, among other things, the issuance and sale by the Company of 3,000,000 shares of the Convertible Preferred Stock.  The Convertible Preferred Stock has not been registered under Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The Convertible Preferred Stock will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The Purchase Agreement provides that the obligations of the initial purchasers to purchase the Convertible Preferred Stock are subject to receipt of legal opinions by counsel and other customary conditions.  The Company has agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make because of any of those liabilities.  Subject to certain exceptions, the Company also agreed not to issue common stock or other securities convertible into common stock for a period of 60 days after September 12, 2012 without the prior written consent of RBC Capital Markets, LLC.

The Company intends to use the net proceeds from the offering to fund its capital expenditures, and, in particular, to accelerate its drilling program across all of its operating areas, for its other operating expenses, and for general corporate purposes.  The net proceeds of the offering may be invested temporarily in interest bearing, investment grade securities.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

From time to time, the initial purchasers and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

Item 3.02. Unregistered Sales of Equity Securities.

On September 17, 2012, the Company completed a private placement of 3,000,000 shares of Convertible Preferred Stock, to be sold to a group of qualified institutional buyers pursuant to the Rule 144A exemption from registration under the Securities Act. The private placement included 500,000 shares of Convertible Preferred Stock issued pursuant to the exercise of the initial purchasers’ option to cover over-allotments. The Convertible Preferred Stock was sold pursuant to the Purchase Agreement. The issue price of each share of the Convertible Preferred Stock was $50.00. The Company received net proceeds from the private placement of approximately $144.6 million, after deducting initial purchasers’ discounts and commissions of approximately $5.4 million and offering costs payable by the Company.

Pursuant to the Certificate of Designations for the Convertible Preferred Stock (the “Certificate of Designations”), each share of Convertible Preferred Stock is convertible at any time at the option of the holder thereof into 2.3250 shares of common stock per share of Convertible Preferred Stock (which is equal to a conversion price of approximately $21.51) and is subject to specified adjustments. Based on the initial conversion price, approximately 6,975,000 shares of common stock would be issuable upon conversion of all of the outstanding shares of the Convertible Preferred Stock.

The annual dividend on each share of Convertible Preferred Stock is 4.875% and is payable quarterly, in arrears, on each January 1, April 1, July 1 and October 1, commencing on January 1, 2013, when, as and if declared by the Company’s board of directors. No dividends will accrue or accumulate prior to September 17, 2012. The Company may, at its option, pay dividends in cash, common stock or any combination thereof.

Except as required by law or the Company’s Amended and Restated Certificate of Incorporation, holders of the Convertible Preferred Stock will have no voting rights unless dividends fall into arrears for six or more quarterly periods (whether or not consecutive). Until such arrearage is paid in full, the holders will be entitled to elect two directors and the number of directors on the Company’s board of directors will increase by that same number.

At any time on or after October 5, 2017, the Company may at its option cause all outstanding shares of the Convertible Preferred Stock to be automatically converted into common stock at the then-prevailing conversion price, if the closing sale price of the Company’s common stock equals or exceeds 130% of the then-prevailing conversion price for a specified period prior to the conversion.

If a holder elects to convert shares of Convertible Preferred Stock upon the occurrence of certain specified fundamental changes, the Company may be obligated to deliver an additional number of shares above the applicable conversion rate to compensate the holder for lost option value.

Item 5.03. Amendments to Articles of Incorporation.

The description of the Certificate of Designations set forth above under Item 3.02 is incorporated herein by reference. The summary of the Certificate of Designations is a summary only and is qualified in its entirety by the complete text of the Certificate of Designations, a copy of which is filed herewith as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

The Company has filed with the Secretary of State of the State of Delaware the Certificate of Designations to designate 3,000,000 shares of its preferred stock as the Convertible Preferred Stock, effective September 17, 2012.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibits
3.1	Certificate of Designations of 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A

10.1	Purchase Agreement, dated September 12, 2012, among Sanchez Energy Corporation and RBC Capital Markets, LLC, as representative of the several initial purchasers named therein

Forward Looking Statements

All statements in this Current Report on Form 8-K, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: September 18, 2012	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibits
3.1	Certificate of Designations of 4.875% Cumulative Perpetual Convertible Preferred Stock, Series A

10.1	Purchase Agreement, dated September 12, 2012, among Sanchez Energy Corporation and RBC Capital Markets, LLC, as representative of the several initial purchasers named therein